Exhibit 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 7, 2019--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2019.

“We again delivered outstanding performance in the third quarter. Revenue growth of 38% significantly outpaced worldwide programmatic advertising growth. The world’s leading brands and agencies are increasingly using our platform to apply data-driven strategies to drive precision and value across their campaigns,” said Jeff Green, founder and CEO of The Trade Desk. “More data-driven choices by advertisers led to record revenue of $164.2 million and net income of $19.4 million in Q3. Connected TV, audio and mobile led our channel growth. TV advertising is the largest campaign segment for many leading brands, and the digitization of TV is driving advertisers to apply data to TV ad campaigns for the first time. As more broadcasters make their content available via streaming services, we are better positioned than anyone to take advantage of this significant shift.”

Third Quarter 2019 Financial Highlights:

The following table summarizes our consolidated financial results for the periods ended September 30, 2019 and 2018 ($ in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP Results
Revenue	$164.2	$118.8	$445.1	$316.8
Increase in revenue year over year	38%	50%	40%	54%
Net Income	$19.4	$20.3	$57.4	$48.7
Diluted EPS	$0.40	$0.44	$1.20	$1.07

Non-GAAP Results
Adjusted EBITDA	$47.8	$36.6	$130.4	$92.4
Adjusted EBITDA Margin	29%	31%	29%	29%
Non-GAAP Net Income	$36.1	$30.2	$104.8	$72.7
Non-GAAP Diluted EPS	$0.75	$0.65	$2.19	$1.60

Third Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel highlights include:
    Total Mobile (in-app, video, and web) was 48% of gross spend for the quarter highlighting the growing scale and importance of this channel to advertisers
    Mobile Video spend grew 50% from Q3 2018 to Q3 2019
    Mobile In-App spend grew 58% from Q3 2018 to Q3 2019
  Newer Channels Delivering Strong Spend Growth: Two of our newest and most promising channels, Connected TV and audio grew multiples faster than The Trade Desk’s larger and more mature channels:
    Connected TV spend grew 145% from Q3 2018 to Q3 2019
    Audio spend grew over 160% from Q3 2018 to Q3 2019
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 23 quarters.
  Industry Awards: The Trade Desk was named Best Medium Workplace by Great Place to Work™ and Fortune for the third year in a row.

Fourth Quarter and Revised Full Year 2019 Outlook:

Mr. Green added: “The biggest brands in the world continue to shift their advertising spending to programmatic on our platform. As a result, we are raising our 2019 revenue guidance to at least $658 million. At the same time, we continue to generate profitability and make large investments in areas critical to our future. We now expect our adjusted EBITDA to be $209 million for 2019. The secular tailwind of programmatic is strong. Our focus is on gaining share and revenue growth as this will ultimately maximize profitability over the long-term.”

The Trade Desk is providing its financial targets for the fourth quarter of 2019 and revised targets for its fiscal year 2019. The Company’s financial targets are as follows:

Fourth Quarter 2019:

  Revenue of $213 million
  Adjusted EBITDA of $78.5 million

Full Year 2019

  Revenue of at least $658 million, revised up from $653 million
  Adjusted EBITDA of $209 million or about 31.8% of revenue, revised up from $201 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net and provision for income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter Financial Results Webcast and Conference Call Details

  When: November 7, 2019 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 54939). Outside the United States, please dial 1-919-882-2331 (replay code: 54939). The audio replay will be available via telephone until November 14, 2019.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$164,203	$118,825	$445,114	$316,826
Operating expenses (1):
Platform operations	39,932	29,344	108,913	78,842
Sales and marketing	36,142	23,287	89,951	60,007
Technology and development	29,185	22,621	83,949	59,806
General and administrative	37,017	21,310	102,755	59,816
Total operating expenses	142,276	96,562	385,568	258,471
Income from operations	21,927	22,263	59,546	58,355
Total other expense (income), net	(1,892)	158	(2,979)	1,922
Income before income taxes	23,819	22,105	62,525	56,433
Provision for income taxes	4,397	1,813	5,152	7,728
Net income	$19,422	$20,292	$57,373	$48,705
Earnings per share:
Basic	$0.43	$0.47	$1.29	$1.15
Diluted	$0.40	$0.44	$1.20	$1.07
Weighted average shares outstanding:
Basic	44,771	42,721	44,363	42,178
Diluted	48,037	46,576	47,728	45,460
_______________________
(1) Includes stock-based compensation expense as follows:
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Platform operations	$1,507	$1,234	$3,894	$3,137
Sales and marketing	5,036	3,033	13,094	7,757
Technology and development	7,146	4,013	18,579	8,905
General and administrative	5,753	3,137	20,801	8,159
Total	$19,442	$11,417	$56,368	$27,958

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$173,446	$207,232
Short-term investments	123,082	—
Accounts receivable, net	835,958	834,764
Prepaid expenses and other current assets	26,641	14,527
Total current assets	1,159,127	1,056,523
Property and equipment, net	47,734	33,046
Operating lease assets	177,276	—
Deferred income taxes	8,460	8,460
Other assets, non-current	22,442	19,843
Total assets	$1,415,039	$1,117,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$647,547	$669,147
Accrued expenses and other current liabilities	40,553	44,844
Operating lease liabilities	15,938	—
Total current liabilities	704,038	713,991
Operating lease liabilities, non-current	167,668	—
Other liabilities, non-current	7,941	9,314
Total liabilities	879,647	723,305

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	353,899	270,447
Retained earnings	181,493	124,120
Total stockholders' equity	535,392	394,567
Total liabilities and stockholders' equity	$1,415,039	$1,117,872

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$57,373	$48,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,246	8,107
Stock-based compensation	56,368	27,958
Bad debt expense	1,647	1,727
Noncash lease expense	15,394	—
Other	(2,945)	2,396
Changes in operating assets and liabilities:
Accounts receivable	(2,739)	(44,736)
Prepaid expenses and other assets	(19,024)	(10,597)
Accounts payable	(21,401)	(2,804)
Accrued expenses and other liabilities	(3,178)	7,789
Operating lease liabilities	(8,468)	—
Net cash provided by operating activities	88,273	38,545
INVESTING ACTIVITIES:
Purchases of property and equipment	(21,659)	(10,383)
Capitalized software development costs	(3,849)	(4,340)
Purchases of investments	(178,179)	—
Maturities of investments	55,819	—
Net cash used in investing activities	(147,868)	(14,723)
FINANCING ACTIVITIES:
Repayment on line of credit	—	(27,000)
Payment of debt financing costs	(6)	—
Proceeds from exercise of stock options	21,911	7,165
Proceeds from employee stock purchase plan	8,648	7,014
Taxes paid related to net settlement of restricted stock awards	(4,744)	(602)
Net cash provided by (used in) financing activities	25,809	(13,423)
(Decrease) increase in cash and cash equivalents	(33,786)	10,399
Cash and cash equivalents—Beginning of period	207,232	155,950
Cash and cash equivalents—End of period	$173,446	$166,349

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income	$19,422	$20,292	$57,373	$48,705
Add back:
Depreciation and amortization expense	5,969	3,277	15,246	8,107
Stock-based compensation expense	19,442	11,417	56,368	27,958
Interest expense (income), net	(1,480)	(237)	(3,763)	(113)
Provision for income taxes	4,397	1,813	5,152	7,728
Adjusted EBITDA	$47,750	$36,562	$130,376	$92,385
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income	$19,422	$20,292	$57,373	$48,705
Add back (deduct):
Stock-based compensation expense	19,442	11,417	56,368	27,958
Adjustment for income taxes	(2,777)	(1,528)	(8,985)	(3,918)
Non-GAAP net income	$36,087	$30,181	$104,756	$72,745

GAAP diluted EPS	$0.40	$0.44	$1.20	$1.07
Non-GAAP diluted EPS	$0.75	$0.65	$2.19	$1.60

Weighted average shares outstanding—diluted	48,037	46,576	47,728	45,460

Contacts

Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043